UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2007

NEXTMART, INC. (DELAWARE)

(Exact name of registrant as specified in its charter)

Delaware	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor 1 East Chang’an Avenue, Dongcheng District, Beijing, 100738 PRC
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 865-0901 x322

None
(Former name or former address, if changed since last report.)

1120 Avenue of the Americas, 4th Floor, New York, NY 10036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On March 21, 2007, NextMart Inc. (formerly “Sun New Media Inc.”)(the “Registrant”) entered into agreement with the Sun Culture Foundation, a Hong Kong-based non-profit organization, to acquire 7.6 million shares of Company stock in exchange for 20 million shares of stock in Sun 3C Media Plc (AIM:SCCC), held by the Registrant. The Registrant announced plans to cancel all 7.6 million shares returned to the Company. The transaction was previously disclosed in a press release dated March 26, 2007, a copy of which is attached hereto as Exhibit 99.1. A term sheet for the transaction is attached as Exhibition 2.1.

On May 2, 2007 the Registrant, a Minnesota corporation [“SNMD (Minnesota)”], completed its reincorporation into the State of Delaware (the “Reincorporation”) by merging with its wholly-owned subsidiary, Delaware Sun New Media, Inc. [“SNMD (Delaware)”], a Delaware corporation. The surviving corporation following the merger was SNMD (Delaware). The Reincorporation was effected pursuant to an Agreement and Plan of Merger, dated April 25, 2007 (the “Merger Agreement”), between SNMD (Minnesota) and SNMD (Delaware), a copy of which is filed as Exhibit 2.2 this Current Report on Form 8-K.

As a result of the reincorporation, the legal domicile of the Registrant is now Delaware. The reincorporation required shareholder approval, which was obtained by the Registrant during its last proxy vote in June, 2006. The shareholders’ vote in favor of the reincorporation was disclosed in the Company’s Form 10K-SB, filed June 30, 2006, which is incorporated by reference.

Concurrent with the completion of the Registrant’s reincorporation, on May 2 2007, the Registrant completed its name change from “Sun New Media Inc.” to “NextMart, Inc.” (the “Name Change”) through a merger of SNMD (Delaware) and its wholly-owned subsidiary NextMart, Inc. (“NextMart”), another Delaware corporation. The name change was effected pursuant to a Certificate of Ownership and Plan of Merger, dated April 25, 2007 (the “Certificate of Merger”) between SNMD (Delaware) and NextMart, a copy of which is attached as Exhibit 2.3 to this Current Report on Form 8-K. The Registrant’s name change was previously approved by its Board of Directors. No shareholder approval was required.

In accordance with the Registrant’s name change to NextMart Inc., on May 8, 2007, the Registrant formally changed its stock ticker symbol from “SNMD” to “NXMR.” The Registrant also changed its corporate website from www.sunnewmedia.net to http://corporate.nextmart.net.

A copy of the press release disclosing the completion of the Name Change and the ticker symbol change is included as Exhibit 99.2.

Section 3 — Securities and Trading Markets

On April 27, 2007, NextMart Inc. (the “Registrant”) issued 6.9 million shares of its common stock to Panpac Tech Strategic Limited, a wholly-owned subsidiary of Sun Business Network (“SBN”) to satisfy a contractual obligation to SBN relating to the Sale and Purchase Agreement (“the Agreement”) between the parties, dated November 21, 2005. In the original Sale and Purchase Agreement, the Registrant purchased certain assets, including various on-line publishing rights, from SBN for an aggregate consideration of 13.8 million Company shares. The consideration was to be satisfied in two installments of 6.9 million shares. The first installment of 6.9 million shares was issued upon the completion of the deal. The second installment of 6.9 million shares remained subject to a profit guarantee for the acquired business of PAT $2,415,000 by December 2006.

In July 2006, the Registrant sold part of the acquired business to Sun TV Shop Plc (now “Sun 3C Plc”)(AIM:SCCC) for a gain in excess of $2,415,000, satisfied in Sun 3C stock. The Company determined this gain to satisfy SBN’s profit guarantee of $2,415,000 and proceeded with the second share issuance of 6.9 million shares, pursuant to the original Agreement between SBN and the Registrant.

The entirety of the new 6.9 million shares will be ineligible for transfer until June 30, 2008 due to a pooling agreement (the “Pooling Agreement”) between SBN and SMIH and the Registrant, dated March 31, 2007. According to the terms of the Pooling Agreement, SBN and SMIH will each contribute 6.9 million shares in the Company to a U.S. escrow account. The shares of the escrow account will not be transferred unless unanimously approved by all three parties through an amendment to the Pooling Agreement.

The Sale and Purchase Agreement between SBN and the Registrant, dated November 21, 2005 is incorporated by reference on the Registrant’s Form 8K filed November 23, 2007.

A copy of the Pooling Agreement between the Registrant, SBN and SMIH is attached as Exhibit 2.4.

Item 3.02   Unregistered Sale of Securities

Pursuant to the Sale & Purchase Agreement between the Registrant and Sun Business Network, dated November 21, 2005, the Registrant has issued 6.9 million shares of its common stock to Panpac Tech Strategic Limited, a wholly-owned subsidiary of Sun Business Network Ltd. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.

All of the foregoing issuances were made by the Registrant pursuant to the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.

Item 3.03   Material Modifications to Rights of Security Holders.

Common Stock.   Upon the Effective Date, by virtue of the Mergers and without any action on the part of the holder thereof, each share of Sun New Media, Inc. [“SNMD (Minnesota)”] Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of NextMart, Inc. Common Stock.

Preferred Stock.   Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of each series of SNMD (Minnesota) Preferred Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully paid and nonassessable share of NextMart Preferred Stock of an equivalent series.

Stock Certificates.   On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of SNMD (Minnesota) stock shall be deemed for all purposes to evidence ownership of and to represent the shares of NextMart stock into which the shares of NextMart stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of NextMart or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to NextMart or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of NextMart stock evidenced by such outstanding certificate as above provided.

Options, Warrants and All Other Rights to Purchase Stock.   Upon the Effective Date, each outstanding option, warrant or other right to purchase shares of SNMD (Minnesota) stock, including those options granted under the 2006 Stock Plan (the “Plan”) of SNMD (Minnesota), shall be converted into and become an option, warrant, or right to purchase the same number of shares of NextMart stock, at a price per share equal to the exercise price of the option, warrant or right to purchase SNMD (Minnesota) stock and upon the same terms and subject to the same conditions as set forth in the Plan and other agreements entered into by SNMD (Minnesota) pertaining to such options, warrants, or rights. A number of shares of NextMart stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of SNMD (Minnesota) stock so reserved as of the Effective Date. As of the Effective Date, NextMart shall assume all obligations of SNMD (Minnesota) under agreements pertaining to such options, warrants, and rights, including the Plan, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

Other Employee Benefit Plans.   As of the Effective Date, NextMart hereby assumes all obligations of SNMD (Minnesota) under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

Section 5 - Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws.

As noted under Item 1.01 above, on May 2, 2007, the Registrant completed its Reincorporation and Name Change through the Merger Agreement and Certificate of Ownership and Merger Agreements described in Item 1.01. As a result, the future Bylaws of NextMart, Inc. shall be those of SNMD (Delaware), and the future Certificate of Incorporation of NextMart Inc. shall be that of SNMD (Delaware), provided, however, that Article Fourth of the Certificate of Incorporation shall hereby be amended and restated as follows:

“FOURTH: “The total number of shares of all classes which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) consisting of Three Hundred Fifty Million (350,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”) and One Hundred Fifty Million (150,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Copies of the Bylaws and the Certificate of Reincorporation of SNMD (Delaware) are incorporated by reference in the Registrant’s last Proxy Statement filed on Form Def 14A on June 12, 2006.

Directors and Officers

As of the Effective Date, the officers of the surviving corporation NextMart, Inc. shall be as follows:

Bruno Wu	Chief Executive Officer
Jeffery Li	Chief Financial Officer and Secretary

As of the Effective Date, the five (5) directors of the surviving corporation shall be: Bruno Wu (Chairman), Yu Bing, Walter Beach, Ren Huiliang and Chen Zhaobin and such positions shall be divided into three classes as follows: Yu Bing and Walter beach shall serve as the Class I Directors, whose term shall expire at the first Annual Meeting of the Stockholders of the Corporation following the Reincorporation; Ren Huiliang and Chen Zhaobin shall serve as the Class II Directors, whose term expires at the second Annual Meeting of the Stockholders of the Corporation following the Reincorporation; and Bruno Wu shall serve as the Class III Director whose terms expire at the third Annual Meeting of the Stockholders of the Corporation following the Reincorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.
(Registrant)

Date: May 10, 2007	By:	/s/ Jeffery Zhen Li
Jeffery Zhen Li, Chief Financial Officer

Exhibit No.	Description

2.1	A Term Sheet for the Share Swap Agreement, dated March 21 2007

2.2	Reincorporation Agreement and Plan of Merger, dated April 25, 2007

2.3	Reincorporation Certificate of Ownership and Plan of Merger, dated April 25, 2007

2.4	Pooling Agreement between the Registrant, Sun Business Network and Sun Media Investment Holdings, dated March 31, 2007

3.1

Certificate of Incorporation. (Incorporated by reference to Appendix C of the Company’s proxy statement pursuant to Schedule 14A of the Securities Act of 1933, as amended, for its annual meeting of stockholders for 2006, as filed with the SEC on June 12, 2006.)

3.3

Bylaws. (Incorporated by reference to Appendix B of the Company’s proxy statement pursuant to Schedule 14A of the Securities Act of 1933, as amended, for its annual meeting of stockholders for 2006, as filed with the SEC on June 12, 2006.)

99.1	Press Release dated March 26, 2007, announcing Entrance into a Share Swap Agreement

99.2	Press Release dated May 8, 2007, announcing the Completion of the Name Change and Ticker Symbol Change to “NXMR”